Exhibit 10.3

VITAL FARMS, INC.

STOCK OPTION AGREEMENT

PART I

Vital Farms, Inc. (the “Company”) has granted the following option to purchase shares of its Common Stock (“Option Shares”):

NOTE: If this option has been documented in the Carta system, all information in the table below and under the caption “Vesting Schedule,” if not set forth herein, will be set forth in the information contained in Optionee’s electronic acceptance documented in the Carta system. The Company’s grant and Optionee’s acceptance will be documented in the Carta system.

Optionee:

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

Type of Option:

Date Exercisable:

Vesting Schedule:

Part II of this Agreement is attached hereto and incorporated herein for all purposes.

PART II - AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into by and between the Company and the Optionee named on Part I, as of the date set forth on Part I (the “Grant Date”).

RECITALS

A.    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or of the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

B.    Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C.    Capitalized terms in this Agreement not otherwise defined herein shall have the meanings assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of shares subject to the option (the “Option Shares”) specified in Part I. The Option Shares shall be purchasable from time to time during the option term specified in Section 2 at the exercise price per share set forth on Part I (the “Exercise Price”).

2.    Option Term. This option shall have a term of 10 years measured from the Grant Date and shall accordingly expire at the close of business on the tenth anniversary of the Grant Date as set forth on Part I (the “Expiration Date”), unless sooner terminated in accordance with the terms hereof.

3.    Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, if this option is designated as a Non-Statutory Option in Part I, then this option may be assigned in whole or in part during Optionee’s lifetime pursuant to a “Permitted Transfer”, as defined below. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the Permitted Transfer. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

As used herein, “Permitted Transfer” shall mean a transfer of the Non-Statutory Option (i) to one or more members of Optionee’s immediate family or to an estate planning entity established exclusively for Optionee or one or more members of Optionee’s immediate family, or (ii) with the consent of the Plan Administrator, to an entity of which Optionee is an officer, director, shareholder, partner or affiliate. “Immediate family” as used herein shall mean spouse or partner, lineal descendant or antecedent, father, mother, brother or sister.

4.    Exercisability/Vesting.

(a)    This option shall vest and be exercisable as set forth in Part I (the “Vesting Schedule”), such Vesting Schedule being subject to acceleration as set forth in this Agreement. Subject to the relevant provisions and limitations contained herein, Optionee may exercise options which have vested in accordance with the Vesting Schedule. Optionee may not exercise unvested options unless specifically permitted in Part I hereof.

(b)    If so designated in Part I, this option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting

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Schedule, and shall remain so exercisable until the Expiration Date or sooner termination of the option term in accordance with the terms hereof. Option Shares purchased under this option shall be subject to repurchase rights of the Company as set forth in this Agreement.

(c)    If the option is immediately exercisable and Optionee exercises such option, Optionee shall, in accordance with the Vesting Schedule, vest in the Option Shares in one or more installments over his or her period of Service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Section 6. In no event, however, shall any additional Option Shares vest following Optionee’s cessation of Service.

5.    Cessation of Service. The option term specified in Section 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)    If Optionee ceases to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of 3 months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)    If Optionee dies while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the 12-month period measured from the date of Optionee’s death or (B) the Expiration Date.

(c)    If Optionee ceases Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of 12 months, commencing with the date of such cessation of Service, during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)    If Optionee’s Service is terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

(e)    During the post-Service exercise period, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested in accordance with the Vesting Schedule. Upon the expiration of such post-Service exercise period or, if earlier, upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

6.    Corporate Transaction.

(a)    All the Option Shares subject to this option at the time of a Corporate Transaction but not otherwise vested shall automatically vest and the Company’s repurchase rights with respect to those Option Shares set forth in this Agreement shall immediately terminate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those Option Shares. No such accelerated vesting of the Option Shares, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor Company (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor Company (or parent thereof), and the Company’s repurchase rights with respect to the Option Shares are to be assigned to such successor Company (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor Company which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the Vesting Schedule. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

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(b)    Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor Company (or parent thereof) in connection with the Corporate Transaction.

(c)    If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price provided the aggregate Exercise Price shall remain the same.

(d)    [Intentionally omitted]

(e)    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.    Proprietary Information. In consideration of the Company’s grant of this option and the Company’s agreement to provide Optionee with confidential information of the Company, Optionee agrees to keep confidential and not to use or to disclose to others at any time during Optionee’s period of Service and after Optionee’s cessation of Service, for whatever reason, except as expressly consented to in writing by the Company or required by law, any secrets or confidential technology or proprietary information of the Company or any of its clients, including without limitation, any customer list, marketing plans or materials, or other trade secrets of the Company, or any matter or thing ascertained by Optionee through Optionee’s affiliation with the Company, the use or disclosure of which matter or thing that might reasonably be construed to be contrary to the best interests of the Company or to give any other party a competitive advantage over the Company. Optionee further agrees that upon Optionee’s cessation of Service, Optionee will neither take nor retain, without prior written authorization from the Company, any documents pertaining to the Company (other than paycheck stubs, benefit information, offer letters, or other materials pertaining to his salary or benefits with the Company). Without limiting the generality of the foregoing, Optionee agrees that Optionee will not retain, use or disclose any papers, customer lists, marketing materials or information, books, records, files, or other documents, copies thereof, or notes or other materials derived therefrom, or other confidential information of any kind belonging to the Company pertaining to the Company’s business, sales, financial condition or products (or any similar materials relating to the Company’s clients). Without limiting other possible remedies to the Company for the breach of this covenant, Optionee agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash, or otherwise. Optionee further agrees that if any restriction contained in this Section is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and remaining restrictions contained herein shall be enforced independently of each other. Optionee’s obligations under this Section apply to all confidential information of the Company as well as to any and all confidential information relating to the Company’s Subsidiaries.

8.    Noncompetition.

(a)    Basis of Covenants. The Company’s business involves providing organic and natural poultry eggs and farm products to the wholesale and retail marketplaces. Optionee recognizes that the Company’s decision to enter into this Agreement and to grant the option herein granted is induced primarily because of the covenants and assurances made by Optionee in this Agreement, that irrevocable harm and damage will be done to the Company if Optionee violates the obligation to maintain the confidentiality of proprietary information, or competes with the Company. Optionee stipulates and agrees that the consideration given by the Company in granting this option and in granting Optionee access to the confidential information of the Company gives rise to the Company’s interest in the promises made by Optionee in this Section; further, Optionee stipulates that the

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promises Optionee makes in this Section are designated to enforce the promises made by Optionee, including those set forth in Section 7. Optionee will continue to receive the Company’s proprietary information and will receive training of substantial value as a result of Optionee’s affiliation with the Company.

(b)    Noncompetition Covenant. Optionee agrees that during Optionee’s period of Service and for a period of 24 months following Optionee’s cessation of Service, for whatever reason, Optionee shall not, directly or indirectly, as an employee, employer, contractor, consultant, agent, principal, shareholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or practice that is in competition in any manner whatsoever with the business of the Company. Any breach or attempted breach of this covenant or the covenants in Section 7 shall be deemed to be a termination for Misconduct under the Plan. For the purpose of this agreement, competition, competes or competing shall be defined as including without limitation, any business in the production of chicken eggs and other products that are marketed as “pastured” or “pasture-raised” or any similar term including or referencing the word “pasture”, or any term implying that specifically to the birds producing such eggs are raised on pasture where each bird has 20 square feet or more of such area at any given time.

(c)    Nonsolicitation Covenant. In addition, Optionee agrees that during Optionee’s period of Service and for a period of 24 months following Optionee’s cessation of Service, for whatever reason, Optionee shall not solicit, contract, or otherwise communicate for the purpose of soliciting business with any person, company or business of the sale or distribution of chicken eggs and other products that are marketed as “pastured” or “pasture-raised” or any similar term including or referencing the word “pasture, or any term implying that the birds producing such eggs are raised on pasture where each bird has 20 square feet or more of such area at any given time that was a client, customer, supplier, vendor or prospective client, customer, supplier or vendor of the Company, whom Optionee personally solicited, contacted, communicated with or accepted business from while Optionee was an employee of the Company at any time during the 12 months preceding termination of Service.

(d)    Non-Interference Covenant. Optionee covenants and agrees that, for a period of 24 months following cessation of Service, for whatever reason, that Optionee shall not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employees of the Company, nor shall Optionee contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company. For purposes of this covenant, “other employees” means employees who are actively employed by the Company at the time of the attempted recruiting or hiring.

9.    Remedies.

(a)    The covenants contained in Sections 7 and 8 shall be construed as an agreement ancillary to the other provisions of this Agreement and the existence of any claim or cause of action of Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Without limiting other possible remedies to the Company for breach of the covenants in Sections 7 and 8, Optionee agrees that injunctive or other equitable relief will be available to enforce such covenants, such relief to be without the necessity of posting a bond, cash, or otherwise.

(b)    If Optionee violates any of the covenants of Section 8, the 24-month term of the restriction violated shall be extended by the amount of time that Optionee was in violation.

(c)    The Company and Optionee further agree that if any restriction contained in Section 7 or 8 is held by any appropriate forum to be unenforceable or unreasonable, a lesser restriction will be enforced in its place and remaining restrictions contained herein will be enforced independently of each other. Optionee agrees to pay any attorneys’ fees, and expenses incurred by the Company if the Company chooses, in its sole discretion, to enforce any provision hereunder.

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Without in any way limiting the other terms and provisions of this Agreement or the Plan, if Optionee violates Section 7 or 8 of this Agreement at a time that Optionee holds unexercised options granted under the Plan, such options shall be deemed immediately cancelled and shall have no further force and effect. In addition, if Optionee violates Section 7 or 8 of this Agreement following Optionee’s exercise of options and acquisition of Option Shares, the Company shall have the right to repurchase such Option Shares for the Exercise Price per Option Share in accordance with the terms of the Stock Purchase Agreement between the Company and Optionee, in addition to Optionee’s payment of all other damages that the Company has suffered as result of Optionee’s breach, and to all other relief to which the Company is entitled under this Agreement and under applicable law.

10.    Adjustment in Option Shares. If any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

11.    Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

12.    Manner of Exercising Option.

(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)    Execute and deliver to the Company a Stock Purchase Agreement substantially in the form attached hereto as Exhibit A for the Option Shares for which the option is exercised, or such other form as may be prescribed by the Company.

(ii)    Pay the aggregate Exercise Price, plus all applicable federal, state and local income and employment taxes, if any, for the purchased shares in one or more of the following forms:

(A)    cash or check made payable to the Company;

(B)    a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Section 19;

(C)    if then permitted by the Plan Administrator, in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)    if the Common Stock is registered under Section 12(g) of the 1934 Act and to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (i) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Stock Purchase Agreement delivered to the Company in connection with the option exercise.

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(iii)    Furnish to the Company appropriate documentation that the person exercising the option (if other than Optionee) has the right to exercise the option.

(iv)    Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

(b)    As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising the option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are subject to repurchase rights, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Company’s repurchase rights and may be held in escrow with the Company until such shares vest.

(c)    In no event may this option be exercised for any fractional shares.

13.    REPURCHASE RIGHTS; TRANSFER RESTRICTIONS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION MAY BE SUBJECT TO CERTAIN REPURCHASE RIGHTS, DRAG- ALONG RIGHTS, VOTING AGREEMENTS AND TRANSFER RESTRICTIONS EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

14.    No Employment or Service Contract. Nothing in this Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause and with or without notice.

15.    Compliance with Laws and Regulations.

(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or to Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance. As a condition precedent to the exercise of the option granted hereby, the Company may require Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(b)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

(c)    OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

16.    Arbitration. Any legal or equitable claims or disputes between Optionee and the Company, including without limitation, those arising out of or in connection with the Service, or the termination of Service, of Optionee by the Company (other than a suit for injunctive relief) will be resolved exclusively by binding arbitration. This Agreement applies to the following allegations, disputes, and claims for relief, but is not limited to those listed: wrongful discharge under statutory law and common law; employment discrimination based on federal, state, or local statute, ordinance, or governmental regulation; retaliatory discharge or other action; compensation disputes; tortious conduct; contractual violations (although no contractual relationship, other than at will employment and this Agreement and agreement to arbitrate, is hereby created); ERISA violations; and other statutory and common law claims and disputes.

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The arbitration proceedings shall be conducted in Austin, Texas in accordance with the Commercial Dispute Resolution Rules (the “CDR Rules”) of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. Optionee is entitled to representation by an attorney throughout the proceedings at his own expense; however, the Company agrees not to use an attorney in the arbitration hearing if the Optionee agrees to the same.

One arbitrator shall be used and shall be chosen by mutual agreement of the parties. If, within 30 days after the Optionee notifies the Company of an arbitrable dispute, no arbitrator has been chosen, an arbitrator shall be chosen from a list or lists of proposed arbitrators submitted by the AAA pursuant to its CDR Rules, except that (a) the number of preemptory strikes shall not be limited, and (b) if the parties fail to select an arbitrator from one or more lists, AAA shall not have the power to appoint the arbitrator but shall continue to submit lists until the arbitrator has been selected. The arbitrator shall coordinate, and limit as appropriate, all pre-arbitral discovery, which shall include document production, information requests, and depositions. The arbitrator shall issue a written decision and award stating the reasons therefor. The decision and award shall be final and binding on parties, their heirs, executors, administrators, successors, and assigns, and shall be treated as strictly confidential by the parties. The costs and expenses of the arbitration shall be borne evenly by the parties.

17.    Successors and Assigns. Except to the extent otherwise provided in Sections 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and Company’s assigns, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

18.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at the Company’s principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on Part I. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

19.    Financing. The Plan Administrator may, in its absolute discretion made without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Company. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

20.    Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

21.    Governing Law. This Agreement shall be governed by the laws of the State of Texas without giving effect to any choice or conflict of law provisions.

22.    Acknowledgement: Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

23.    Shareholder Approval.

(a)    If this option is designated in Part I as an Incentive Option, then its character as an Incentive Option is subject to approval of the Plan by the Company’s shareholders within 12 months after the adoption of the Plan by the Board. If such shareholder approval is not obtained, then this option, if designated as an Incentive Option in Part I, shall automatically, without any action on the part of the Company or Optionee, be treated as a Non-Statutory Option.

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(b)    If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock that may be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

24.    Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

25.    Entire Agreement. Except as provided below, the Plan, this Agreement, including the exhibits and schedules attached hereto, if any, contains the entire agreement of the parties with respect to the subject matters hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof. However, this Agreement does not supersede the Company’s rights under any agreement between Optionee and the Company that (i) protects the Company’s proprietary information or intellectual property, or (ii) prohibits Optionee from competing with the Company or soliciting the Company’s customers, suppliers or employees; rather all such rights of the Company under any such agreements shall be in addition to the rights granted herein. In addition, if the Company and Optionee have entered into a separate agreement concerning arbitration of claims, the Company shall elect, within 10 days of notice from Optionee of a claim to be arbitrated, whether any such arbitration shall be governed by the provisions of this Agreement or of such separate agreement.

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VITAL FARMS, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this                      day of             , 20     , by and between Vital Farms, Inc., a Delaware corporation (the “Company”),                      and (“Optionee”), under the Company’s 2013 Incentive Plan (the “Plan”).

Capitalized terms in this Agreement not otherwise defined herein shall have the meanings assigned to them in the Plan.

1.    Exercise of Option.

(a)    Purchase. Optionee hereby purchases                      shares of Common Stock (the “Purchased Shares”) pursuant to that certain Stock Option Agreement (the “Option Agreement”) dated             , 20     (the “Grant Date”), to purchase up to shares of Common Stock under the Plan at the exercise price of $[        ] per share (the “Exercise Price”).

(b)    Payment. Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the Exercise Price, plus all applicable federal, state and local income and employment taxes, if any, for the Purchased Shares in accordance with the provisions of the Option Agreement and, if the Purchased Shares are not fully vested (the “Unvested Shares”), shall deliver a duly-executed blank Stock Power in the form attached hereto as Exhibit I with respect to the Purchased Shares.

(c)    Escrow. The Company shall have the right to hold the Purchased Shares in escrow until those shares have vested in accordance with the Vesting Schedule set forth in Part I of the Option Agreement (when so vested, the “Vested Shares”).

(d)    Shareholder Rights. Until such time as the Company exercises the Repurchase Right or the First Refusal Right (as defined below), Optionee or any successor in interest (Optionee and any successor-in-interest being sometimes referred to herein as “Owner”), shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Section 2.

2.    Transfer Restrictions.

(a)    Restricted Securities. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (“1933 Act”), and are being issued to Optionee in reliance upon one or more exemptions from such registration provided by Securities and Exchange Commission (“SEC”). Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

(b)    Restrictions on Disposition of Purchased Shares. Optionee shall not transfer, assign, encumber or otherwise dispose of any Unvested Shares. Without the Company’s consent, Optionee shall not transfer, assign, encumber or otherwise dispose of any Vested Shares other than a Permitted Transfer (as defined below) unless and until there is compliance with all of the following requirements:

(i)    Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(ii)    Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares, including without limitation, the First Refusal Right and Market Stand-Off (as defined below).

(iii)    Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144 promulgated thereunder) has been taken.

The Company shall not be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the Owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

(c)    Transferee Obligations. Each person, other than the Company, to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right and (iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

(d)    Restrictive Legends. The stock certificates for all Purchased Shares shall be endorsed with substantially the following restrictive legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL GRANTED TO THE COMPANY AND ACCORDINGLY, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.

(e)    Market Stand-Off.

(i)    In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company’s initial public offering (“IPO”), Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days.

(ii)    Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

(iii)    Any new, substituted or additional securities that are by reason of any Recapitalization (as defined below) or Corporate Transaction distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(iv)    In order to enforce the Market Stand-Off, the Company may impose stop transfer instructions with respect to the Purchased Shares until the end of the applicable stand- off provisions.

(f)    Permitted Transfer. A “Permitted Transfer” shall mean a transfer of the Purchased Shares (i) to one or more members of Optionee’s immediate family or to an estate planning entity established exclusively for Optionee or one or more members of Optionee’s immediate family, (ii) to persons pursuant to Optionee’s will or the laws of intestate succession following Optionee’s death, (iii) to the Company in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares, or (iv) with the consent of the Plan Administrator, to an entity of which Optionee is an officer, director, shareholder, partner or affiliate. “Immediate family” as used herein shall mean spouse or partner, lineal descendant or antecedent, father, mother, brother or sister.

3.    Repurchase Right.

(a)    Grant. The Company, or its assigns, is hereby granted the right (the “Repurchase Right”), exercisable at any time during the 90-day period following the date Optionee ceases for any reason to remain in Service, to repurchase at the Exercise Price all or any portion of the Unvested Shares. Except as otherwise set forth herein, Unvested Shares shall be repurchased at the Exercise Price.

(b)    Exercise of Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the 90-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of a purchase money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares that are to be repurchased from Owner.

(c)    Termination of Repurchase Right. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule, subject, however, to Section 4(g). All Purchased Shares as to which the Repurchase Right lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

(d)    Aggregate Vesting Limitation. If the option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares, including those acquired under the Prior Purchase Agreements, have been acquired exclusively under this Agreement.

(e)    Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) that is by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration (a “Recapitalization”), distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

(f)    Corporate Transaction.

(i)    The Repurchase Right shall be assignable to the successor entity in any Corporate Transaction. However, to the extent the successor entity does not accept such assignment, the Repurchase Right shall lapse immediately prior to the consummation of the Corporate Transaction.

(ii)    To the extent the Repurchase Right remains in effect following a Corporate Transaction, such right shall apply to the new capital stock or other property, including any cash payments, received in exchange for the Purchased Shares upon consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same. The new securities or other property, including cash payments, issued or distributed with respect to the Purchased Shares upon consummation of the Corporate Transaction shall immediately be deposited in escrow with the Company (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

(iii)    The Repurchase Right shall automatically lapse in its entirety, and all the Purchased Shares shall immediately vest in full, upon an Involuntary Termination of Optionee’s Service within 18 months following the effective date of a Corporate Transaction in which the Repurchase Right has been assigned.

(g)    Repurchase Option Upon Termination for Misconduct or Violation of Non- compete. Notwithstanding anything to the contrary herein, the Option Agreement or in the Plan, if an Owner who is an employee of the Company is terminated for Misconduct or violates, or attempts to violate, the non-competition or non-solicitation provisions of the Option Agreement, all Unvested Shares held by Owner shall be automatically forfeited and shall cease to be outstanding, without the payment of consideration therefor, and additionally, the Company shall have the option to repurchase all or any portion of any Vested Shares. The Company may, but is not obligated to, exercise its option by delivering written notice to each Owner of the Vested Shares within 90 days following the date of such termination. The notice shall indicate the number of Vested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of such notice. The certificate(s) representing the Vested Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase, along with a duly executed stock power(s) transferring the Vested Shares to the Company. Concurrently with the receipt of such stock certificate(s) and duly executed stock power(s), the Company shall pay to Owner, by check, cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the aggregate Exercise Price of the Vested Shares that are to be repurchased from Owner; provided, however, if Owner fails to deliver such certificate(s) and stock power(s) to the Company in a timely manner and the Company makes the check, cash or cash equivalents available to Owner on the date specified in the notice for repurchase of the Vested Shares, then the Vested Shares shall be deemed to have been repurchased by the Company as of such date, notwithstanding Owner’s failure to deliver the stock certificate(s) evidencing such Vested Shares and stock power(s) transferring the Vested Shares to the Company. The Company’s repurchase option shall terminate with respect to any Vested Shares for which it is not timely exercised under this Section, provided that all Vested Shares as to which the repurchase option lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

4.     Right of First Refusal.

(a)    Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares in which Optionee has vested in accordance with the Vesting Schedule and has the right to sell hereunder. For purposes of this Section 4, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

(b)    Notice of Intended Disposition. In the event any Owner of Purchased Shares in which Optionee has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (a) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (b) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Section 2.

(c)    Exercise of First Refusal Right. The Company shall, for a period of 45 days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms not materially different from those specified in the Disposition Notice to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the 45-day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than 15 business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

If the purchase price specified in the Disposition Notice is payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in cash equal in amount to the value of such property. If Owner and the Company cannot agree on such cash value within 30 days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within 45 days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Company. The closing shall then be held on the later of (i) the 15th business day following delivery of the Exercise Notice or (ii) the 15th business day after such valuation shall have been made.

(d)    Non-Exercise of First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the 45-day exercise period, Owner shall have a period of 30 days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms, including the purchase price, no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 2. The third-party offeror shall acquire the Target Shares free and clear of the Repurchase Right, but the acquired shares shall remain subject to the provisions of Section 2, the First Refusal Right, and the Market Stand-Off. If Owner does not effect such sale or disposition of the Target Shares within the specified 30-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

(e)    Recapitalization/Corporate Transaction.

(i)    Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

(ii)    In the event of a Corporate Transaction or transaction to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons or entities who held the Company’s securities immediately before such transaction, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right.

(f)    Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than 500 persons, (ii) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) an firm commitment underwritten IPO covering the offer and sale of the Common Stock in the aggregate amount of at least $10,000,000. However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

5.     Drag-Along Rights

(a)    Notwithstanding any other provision of this Agreement, if shareholders owning greater than 70% of the outstanding voting power of the capital stock of the Company of all classes (the “Selling Shareholders”) elect to sell all of their stock to any person (the “Drag-Along Purchaser”), then the Selling Shareholders shall have the authority and right to require that Optionee transfer 100% of his or her Incentive Stock (as defined in the Plan) to the Drag-Along Purchaser at the same purchase price and otherwise upon the same terms and subject to the same conditions as apply to sale of the Selling Shareholders’ stock.

(b)    The Selling Shareholders electing to sell their stock shall provide at least fifteen (15) days written notice of such sale to the Company and the Optionee, including the name of the Drag-Along Purchaser, the consideration to be received for such stock and the other material terms and conditions of such sale. After the delivery of such notice, the Selling Shareholders shall provide Optionee with any additional information as is reasonably requested with respect to such sale. In the event that the consideration, terms and/or conditions set forth in the initial notice are thereafter amended in any material respect, the Selling Shareholders shall give written notice of the amended terms and conditions of the proposed sale to Optionee and each such notice of any material amendments to the terms shall be given at least 10 days prior to the sale.

(c)    All sales of stock pursuant to this Section 5 shall be consummated at the offices of the Corporation, unless the Selling Shareholders elect otherwise, on a date specified by the Selling Shareholders (i) not less than fifteen (15) nor more than sixty (60) days after the initial notice delivered pursuant to subparagraph (a) above and (ii) not less than five (5) days after written notice of the date for such consummation is given by the Selling Shareholders to the Optionee. The delivery of certificates (if any) or other instruments evidencing such stock shall be made on such date, against payment of the purchase price for such stock, with such other instruments of transfer of such stock as may be reasonably requested by the Selling Shareholders and the Company. Additionally, Optionee shall comply with any other conditions to closing generally applicable to shareholders selling stock in such transaction. Optionee shall receive the same price and form of consideration as that received by the Selling Shareholders for his or her stock. To the extent that the parties to the sale are to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Shareholders and Optionee selling stock in a transaction under this Section 5 shall do so severally and not jointly (and on a pro rata basis in accordance with their respective stock being sold, provided that any Selling Shareholder, in his or her sole discretion, may assume greater liabilities) and their respective potential liability thereunder shall not exceed the proceeds received, subject to customary exceptions in excess of such limits. Furthermore, the Selling Shareholders and Optionee shall only be required to give customary representations and warranties, including, but not limited to, title to interests conveyed, legal authority and capacity and non-contravention of other agreements.

(d)    Optionee, when selling capital stock in a transaction pursuant to this Section 5, shall bear his or her own expenses of such sale.

(e)    In the event the Board has approved a Corporate Transaction other than a sale of stock as described in Section 5(a), and shareholders owning greater than 66 2/3% of the outstanding voting power of the capital stock of the Corporation of all classes (the “Approving Shareholders”) indicate in writing to the Participants (the “Approval Notice”) that they will vote their capital stock (in person, by proxy or by action by written consent, as applicable) in favor of such Corporate Transaction in the form attached to such Approval Notice, then each Participant shall vote (in person, by proxy or by action by written consent, as applicable) all Incentive Stock in favor of, and adopt, such Corporate Transaction in the form attached to such Approval Notice and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Corporate Transaction. The Approval Notice shall be given to each Participant no later than 10 days prior to the vote or effective date of the written consent for such Corporate Transaction.

(f)    Each Participant hereby constitutes and appoints as his or her proxies and hereby grants a power of attorney to the Chief Executive Officer of the Corporation, with full power of substitution, with respect to the voting of Incentive Shares as provided herein, and hereby authorizes each of them to represent and to vote, if and only if the Participant (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Section 5, all of such Participant’s Incentive Stock in favor of the approval of a Corporate Transaction as required herein. Each Participant hereby revokes any and all previous proxies or powers of attorney with respect to the Incentive Stock and shall not hereafter, unless and until the provisions of this Section 5 terminate, purport to grant any other proxy or power of attorney with respect to any of the Incentive Stock, deposit any of the Incentive Stock into a voting trust or enter into any agreement, except as provided herein, arrangement or understanding with any person or entity, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of Incentive Stock, in each case, with respect to any of the matters set forth in this Section 5.

6.     Special Tax Election.

(a)    Section 83(b) Election. Under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse, over the Exercise Price paid for such shares, will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement. Even if the Fair Market Value of the Purchased Shares on the date of this Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. OPTIONEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE 30-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

(b)    FILING RESPONSIBILITY. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

7.    Arbitration. Any legal or equitable claims or disputes between Optionee and the Company, including without limitation, those arising out of or in connection with the Service, or the termination of Service, of Optionee by the Company (other than a suit for injunctive relief) will be resolved exclusively by binding arbitration. This Agreement applies to the following allegations, disputes, and claims for relief, but is not limited to those listed: wrongful discharge under statutory law and common law; employment discrimination based on federal, state, or local statute, ordinance, or governmental regulation; retaliatory discharge or other action; compensation disputes; tortious conduct; contractual violations (although no contractual relationship, other than at will employment and this Agreement and agreement to arbitrate, is hereby created); ERISA violations; and other statutory and common law claims and disputes.

The arbitration proceedings shall be conducted in Austin, Texas in accordance with the Commercial Dispute Resolution Rules (the “CDR Rules”) of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. Optionee is entitled to representation by an attorney throughout the proceedings at his own expense; however, the Company agrees not to use an attorney in the arbitration hearing if Optionee agrees to the same.

One arbitrator shall be used and shall be chosen by mutual agreement of the parties. If, within 30 days after Optionee notifies the Company of an arbitrable dispute, no arbitrator has been chosen, an arbitrator shall be chosen from a list or lists of proposed arbitrators submitted by the AAA pursuant to its CDR Rules, except that (a) the number of preemptory strikes shall not be limited, and (b) if the parties fail to select an arbitrator from one or more lists, AAA shall not have the power to appoint the arbitrator but shall continue to submit lists until the arbitrator has been selected. The arbitrator shall coordinate, and limit as appropriate, all pre-arbitral discovery, which shall include document production, information requests, and depositions. The arbitrator shall issue a written decision and award stating the reasons therefor. The decision and award shall be final and binding on both parties, their heirs, executors, administrators, successors, and assigns, and shall be treated as strictly confidential by the parties. The costs and expenses of the arbitration shall be borne evenly by the parties.

8.     General Provisions.

(a)    Assignment. The Company may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including without limitation, one or more shareholders of the Company.

(b)    No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

(c)    Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by 10 days advance written notice under this Section to all other parties to this Agreement.

(d)    No Waiver. The failure of the Company in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e)    Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares other than the right to receive payment of such consideration in accordance with this Agreement. Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(f)    Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

(g)    Agreement Applicable to Community Interests. Any right or interest of a spouse of an Owner in the Purchased Shares, whether such right or interest is created by law (including community property laws) or otherwise, shall for all purposes hereof be included in, deemed a part of and bound by the same terms hereof as the Purchased Shares to which such right or interest relates or appertains, and any action taken, offer made or purchase right exercisable hereunder with reference to Purchased Shares owned by an Owner shall be applicable to any right or interest which the spouse of such Owner may have or be entitled to have therein. The spouse of Optionee agrees to execute the attached Spousal Consent to evidence the foregoing agreements as a condition precedent to the delivery of the Purchased Shares to Optionee, unless waived by the Plan Administrator, in its sole discretion.

(h)    Termination. The Company may terminate the Plan at any time; however, such termination will not modify the terms and conditions of this Agreement without Optionee’s consent.

(i)    Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

(j)    Entire Agreement. Except as provided below, this Agreement, including the exhibits and schedules attached hereto, if any, contains the entire agreement of the parties with respect to the subject matters hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof. However, this Agreement does not supersede the Company’s rights under any agreement between Optionee and the Company that (i) protects the Company’s proprietary information or intellectual property, or (ii) prohibits Optionee from competing with the Company or soliciting the Company’s customers, suppliers or employees; rather all such rights of the Company under any such agreements shall be in addition to the rights granted herein. In addition, if the Company and Optionee have entered into a separate agreement concerning arbitration of claims, the Company shall elect, within 10 days of notice from Optionee of a claim to be arbitrated, whether any such arbitration shall be governed by the provisions of this Agreement or of such separate agreement.

(k)    Governing Law. This Agreement shall be governed by the laws of the State of Texas without giving effect to any choice or conflict of law provisions.

(l)    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

VITAL FARMS, INC.

By:

Title:

OPTIONEE

Print Name:

Address:

SPOUSAL CONSENT

I, spouse of                     , have read and am aware of, understand and fully consent and agree to the provisions of the Agreement attached hereto and its binding effect upon any interest, community or otherwise, I may own now or hereafter in any Purchased Shares, and agree that the termination of my marriage to                      for any reason shall not have the effect of removing any Purchased Shares otherwise subject to the Agreement from the coverage thereof. I hereby evidence such awareness, understanding, consent and agreement by joining in the Agreement and by executing below.

Signature of Spouse

Printed Name:

Address:

EXHIBIT I

STOCK POWER

FOR VALUE RECEIVED,                      hereby sell(s), assign(s) and transfer(s) unto                     ,                      (                    ) shares of the Common Stock of                      (the “Company”) standing in his or her name on the books of the Company represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:             , 20

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

Exhibit I

EXHIBIT II

FEDERAL INCOME TAX CONSEQUENCES AND

SECTION 83(b) TAX ELECTION

1.    Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non- Statutory Option. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Option Agreement, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE 30-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

2.    Federal Income Tax Consequences and Conditional Section 83(b) Election for Exercise of Incentive Option. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Option Agreement, then the following tax principles shall be applicable to the Purchased Shares:

(i)    For regular tax purposes, no taxable income will be recognized at the time the option is exercised.

(ii)    The excess of (a) the Fair Market Value of the Purchased Shares on the date the option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee’s taxable income for alternative minimum tax purposes.

(iii)    If Optionee makes a disqualifying disposition of the Purchased Shares, the Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period the Purchased Shares are held prior to the disposition.

(iv)    For purposes of the foregoing, the term “forfeiture restrictions” will include the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. The term “disqualifying disposition” means any sale or other disposition of the Purchased Shares within two years after the Grant Date or within one year after the exercise date of the option.

(v)    In the absence of final Treasury Regulations relating to Incentive Options, it is not certain whether Optionee may, in connection with the exercise of the option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit (a) Optionee’s alternative minimum taxable income upon exercise and (b) Optionee’s ordinary income upon a disqualifying disposition to the excess of the Fair Market Value of the Purchases Shares on the date the option is exercised over the Exercise Price paid for the Purchased Shares. Accordingly, such election if properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election. Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

Exhibit II Page 1 of 4

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Exhibit II Page 2 of 4

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of common stock of , Inc., a corporation.

(3)	The property was issued on , .

(4)	The taxable year in which the election is being made is the calendar year 200 .

(5)	The property is subject to a substantial risk of forfeiture because the taxpayer’s rights in the property are conditioned upon the future performance of substantial services.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to , Inc., for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , 200 .

Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns within 30 days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two copies of the completed form for filing with his or her federal and state tax returns for the current tax year and an additional copy for his or her records.

Exhibit II Page 3 of 4

The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

1.    The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Code.

2.    Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a “disqualifying disposition” of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

Exhibit II Page 4 of 4